Exhibit 10.17

EXHIBIT A - AMENDMENT AND CONTRACTOR FEE ADDENDUM

(to the Officer Independent Contractor Agreement and related Stock Appreciation Rights documentation)

1. Parties and Background

This Exhibit A - Amendment and Contractor Fee Addendum (this “Addendum”) is made by and among:

1. EigenQ, Inc., a Delaware corporation (“Company” or “EigenQ”);

2. Jose R. Rosas-Bustos, an individual independent contractor (“Contractor”); and

3. wisep2p OÜ, an Estonian private limited company, as the authorized contracting and payment entity for the fees described in this Addendum (“Contractor Entity”).

This Addendum amends and supplements the Officer Independent Contractor Agreement between the Company and Contractor, made effective as of March 13, 2025, together with any exhibits and related Stock Appreciation Rights documentation, as applicable (collectively, the “Existing Agreements”).

The purpose of this Addendum is to memorialize, approve, and ratify the cash contractor fee arrangement beginning August 1, 2025 and the reimbursement of certain business expenses previously incurred by Contractor Entity, while preserving the independent contractor structure, tax treatment, confidentiality obligations, intellectual property provisions, compliance obligations, and all other provisions of the Existing Agreements except as expressly amended herein.

2. Acknowledgment of Existing Agreements

1. Contractor previously executed an Officer Independent Contractor Agreement with the Company made effective as of March 13, 2025;

2. The Existing Agreements provide for Contractor to provide executive-level services to the Company and to remain an independent contractor, and not an employee, partner, agent, legal representative, officer, director, fiduciary, or joint venturer of the Company, except as may be expressly authorized in writing by the Company;

3. The Existing Agreements contemplate that cash compensation may be separately authorized by written agreement and approved or ratified by the Company; and

4. The parties desire to document the agreed fees beginning August 1, 2025 and the authorized payment recipient for those fees.

3. Engagement and Services

Contractor shall continue providing services to the Company in accordance with the Existing Agreements, including executive-level, strategic, managerial, technology-development, strategic, managerial, research-and-development, product, technical, governance, and related functions as reasonably requested by the Company and consistent with Contractor’s role under the Existing Agreements.

Contractor Entity is acknowledged as the authorized contracting and payment entity for the fees described in this Addendum. Contractor shall remain responsible for ensuring that services are performed in accordance with the Existing Agreements and this Addendum.

4. Compensation Structure

4.1 Cash Contractor Fee

Notwithstanding anything to the contrary in the Existing Agreements, the Company confirms, acknowledges, approves, and ratifies that Contractor and/or Contractor Entity is entitled to receive a cash contractor fee of USD $20,000 per month (the “Contractor Fee”), beginning August 1, 2025, for services provided to the Company.

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The Contractor Fee shall accrue monthly beginning August 1, 2025 and shall continue unless and until modified, superseded, or terminated in accordance with the Existing Agreements or a subsequent written agreement approved by the Company. For clarity, the Contractor Fee is intended to document the authorized monthly cash fee arrangement beginning August 2025 and does not create any duplicate payment obligation for amounts previously paid, accrued, credited, or otherwise satisfied by the Company.

4.2 Prior Payments and No Duplicate Payment Obligation

Contractor and Contractor Entity confirm and acknowledge that payments made by the Company to Contractor Entity in respect of the fees shall be deemed payments to Contractor and shall satisfy the Company’s payment obligations for the applicable monthly period.

Contractor and Contractor Entity further acknowledge that the Company has no duplicate payment obligation with respect to any amounts previously paid to Contractor Entity, Contractor, or any account designated by Contractor for services performed beginning August 1, 2025.

4.3 No Other Cash Compensation

Except for the Contractor Fee and the Expense Reimbursement Amount expressly set forth in this Addendum, nothing in this Addendum grants Contractor or Contractor Entity any right to additional cash compensation, bonus, severance, benefits, expense reimbursement, equity, SARs, or other remuneration, except as may be expressly provided in the Existing Agreements, a separate written agreement, or Board-approved SARs documentation.

4.4 Reimbursement of Prior Business Expenses

In addition to the Contractor Fee described above, the Company confirms and ratifies the reimbursement to Contractor Entity of an aggregate amount of USD $200,000 for business expenses previously incurred, advanced, or paid by Contractor Entity in connection with the Company’s business and operations (the “Expense Reimbursement Amount”).

The Expense Reimbursement Amount shall be paid to Contractor Entity in ten (10) equal monthly installments of USD $20,000 each, beginning August 1, 2025 and ending May 31, 2026.

The parties acknowledge that the Expense Reimbursement Amount represents reimbursement of previously incurred business expenses and does not constitute compensation for services, salary, or other employment-related remuneration to Contractor.

Contractor Entity shall provide such invoices, receipts, expense summaries, or other supporting documentation as the Company may reasonably request for its accounting, tax, audit, or corporate-record purposes.

5. Stock Appreciation Rights

This Addendum does not amend, accelerate, cancel, replace, reprice, or otherwise modify any Stock Appreciation Rights granted or to be granted under the Existing Agreements or any Board-approved SARs documentation, except to the extent expressly stated in a separate written instrument approved by the Company.

All SARs terms, including grant amount, vesting, exercise price, expiration, settlement, forfeiture, transfer restrictions, tax treatment, and governance approvals, remain governed solely by the applicable SARs documentation and Company approvals.

6. Term and Termination

This Addendum is effective as of August 1, 2025 for purposes of the Contractor Fee and the Expense Reimbursement Amount and shall remain valid unless modified, superseded, or terminated in accordance with the Existing Agreements or a subsequent written agreement approved by the Company.

Termination or expiration of this Addendum shall not affect any fees accrued before the termination or expiration date, nor shall it affect any continuing obligations under the Existing Agreements, including confidentiality, intellectual property, conflicts, compliance, tax, dispute resolution, and other surviving obligations.

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7. Invoices and Tax Compliance

Contractor Entity shall issue monthly invoices to EigenQ, Inc. beginning August 1, 2025 for the Contractor Fee and the applicable installment of the Expense Reimbursement Amount. The Company shall process undisputed invoices within thirty (30) days of receipt, less any amounts previously paid or otherwise credited.

Contractor and Contractor Entity are solely responsible for all taxes, levies, filings, registrations, invoices, forms, remittances, and other obligations arising from the Contractor Fee. The parties intend that the Expense Reimbursement Amount constitute reimbursement of business expenses rather than compensation or taxable remuneration, subject to applicable law and the adequacy of supporting documentation. The Company shall not withhold income tax, payroll tax, social security, employment insurance, pension contributions, or other employment-related deductions, except to the extent required by applicable law.

Contractor and Contractor Entity shall provide any reasonably requested tax documentation, including IRS Form W-8BEN, W-8BEN-E, W-9, or other applicable cross-border tax forms, as applicable.

8. Entire Agreement; Limited Supersession

1. This Addendum amends and supplements the Existing Agreements solely with respect to the Contractor Fee, the Expense Reimbursement Amount, and the authorized payment recipient described herein;

2. This Addendum supersedes any prior oral or written understandings between the parties solely to the extent inconsistent with the fee terms set forth herein;

3. Except as expressly amended by this Addendum, all provisions of the Existing Agreements remain unchanged and in full force and effect; and

4. This Addendum may not be amended except in writing signed by the parties and approved or ratified by the Company.

In the event of a conflict between this Addendum and the Existing Agreements, this Addendum shall control solely with respect to the Contractor Fee, the Expense Reimbursement Amount, and the authorized payment recipient. In all other respects, the Existing Agreements shall control.

9. Signatures

This Addendum may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Signatures delivered by DocuSign, PDF, scanned copy, or other electronic means shall be deemed binding and effective as originals.

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Signatures

Executed by authorized representatives of EigenQ, Inc.:

Email for Notices: Legal@EigenQ.com

Company Address: 701 Brazos St – Suite 1600, Austin, TX, 78701, USA

EigenQ, Inc.

Name:	Dr. Jesse Van Griensven Thé
Title:	Chairman
By:	/s/ Dr. Jesse Van Griensven Thé
Date:	July 22, 2026

Jose R. Rosas-Bustos (Contractor)

Signature:	/s/ Jose R. Rosas-Bustos
Date:	July 22, 2026

wisep2p OÜ (Contractor Entity)

Name:	Dr. José R. Rosas-Bustos
Title:	CEO
By:	/s/ Dr. José R. Rosas-Bustos
Date:	July 22, 2026

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